Exhibit 99.4

TOYS “R” US PROPERTY COMPANY I, LLC

OFFER TO EXCHANGE

$950,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 10.75% SENIOR NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 10.75% SENIOR NOTES DUE 2017

                    , 2010

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Toys “R” Us Property Company I, LLC (the “Company”) and certain subsidiaries of the Company (the “Guarantors”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $950,000,000 of its 10.75% Senior Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 10.75% Senior Notes due 2017 (the “Outstanding Notes”) in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes are unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON                     , 2010 (THE “EXPIRATION DATE”), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Toys “R” Us Property Company I, LLC (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) to exchange an aggregate principal amount of up to $950,000,000 of its 10.75% Senior Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 10.75% Senior Notes due 2017 (the “Outstanding Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*
__________________________________________

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an affiliate of the Company or an affiliate of any Guarantor within the meaning of Rule 405 of the Securities Act, (ii) is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act. If a holder of the Outstanding Notes is an affiliate of the Company or an affiliate of any Guarantor, or is engaging in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or is not acquiring the Exchange Notes in the ordinary course of its business, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and in the absence of an exception from the position stated immediately above, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

SIGN HERE

Date:                     , 2010

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